EXHIBIT 10.21
Chengdu Hi-Tech Incubation Park
Lease Contract
No.:
Lessor (hereinafter referred to as “Party A”): Chengdu Hi-tech Investment Group Ltd.
Address: Area D, Software Incubation Base, Hi-tech Incubation Park, Tianfu Avenue, Chengdu High-tech Zone
Business License No.: 5101091000255
Legal Representative: Ping Xing
Lessee (hereinafter referred to as “Party B”): Fiberxon (Chengdu) Technology Inc.
Address: Area D, Software Incubation Base, Hi-tech Incubation Park, Tianfu Avenue, Chengdu High-tech Zone
Business License:
Legal Representative:
Property Management Company (hereinafter referred to as “Party C”): The Technology Innovation Service Center of Chengdu Hi-Tech Industrial Development Zone
Address: Area D, Software Incubation Base, Hi-tech Incubation Park, Tianfu Avenue, Chengdu High-tech Zone
Institution Certificate No.: Shi Zi #151010900012
Legal Representative:
WHEREAS:
Party A is the property owner of the No. 2 building, No. 4 building, No. 6 building, the Management & Service Building and the Expert Apartment (hereinafter referred to as the “Hi-tech Incubation Park”). In accordance with the relevant rules and regulations of the Chengdu High-tech District Administration Commission, Party A shall sign a lease contract with the lessees at the Hi-tech Incubation Park.
Pursuant to the stipulations in the Contract Law of the People’s Republic of China and relevant regulations and rules, through friendly consultation and negotiation, Party A, Party B and Party C enter into this contract, whereby

Party A authorizes Party C to manage the Hi-tech Incubation Park and whereby Party A agrees to lease to Party B and Party B agrees to lease from Party A the premises situated at the Hi-tech Incubation Park.
Article 1 Party A is the legal property owner of the No. 2 building, No. 4 building, No. 6 building, the Management & Service Building and the Expert Apartment (hereinafter referred to as the “Hi-tech Incubation Park”). The Hi-tech Incubation Park may be used for business offices and scientific research. Party A authorizes Party C to manage the Hi-tech Incubation Park and to provide services for enterprises residing at the Hi-tech Incubation Park.
Article 2 After examination and approval, Party A and Party C both agree that Party C resides at the Hi-tech Incubation Park with Party B’s Optical Transceiver Module project.
Article 3 Party A agrees to lease to Party B both Room No. 101 — 105 of the 1st floor and the entire 2nd floor, South Building of No. 4 Building, the Hi-tech Incubation Park (hereinafter referred to as “The Premises”), which has a total area of 3050 square meters.
Article 4 Term of Lease & Intended Use
1. The term of lease will be 12 months (1 year), starting from October 28, 2007 to October 27, 2008.
2. Party B promises to Party A and Party C that the intended use of The Premise is only for office and scientific research purposes and that Party C shall conform to the related safety and environmental protection rules and regulations stipulated by the State.
3. When the lease term expires, Party A has the right to take back the premises and Party B will return the premises to Party A at the expiration of the contract. Within one month before the contract expires, Party B shall notify Party A and Party C with written notice if it intends to extend the leasehold. With the approval of party A and Party C, a new contract will be signed.
Article 5 Payment of Rental & Deposit/Bond
(A) Rental:
1. As agreed by the parties, the rent for The Premise is 25 RMB /square meters per month, and the total amount of monthly rent for The Premises is 76,250 RMB. The total amount of quarterly rent is 228,750

RMB, and in capital letters is TWO HUNDRED TWENTY-EIGHT THOUSAND SEVEN HUNDRED FIFTY RMB ONLY.
2. Rental shall be paid quarterly. The rental for the successive quarter shall be paid in full by Party B at least 15 days before the expiration of the current quarter. Party B shall pay the rent for the first quarter within 5 days from the date of this contract signed.
3. Party B shall make timely rental payments into Party A’s account. And Party A shall issue a formal and valid invoice/receipt upon the receipt of the payment made by Party B.
4. The payments made by Party B are only as rent for The Premises, which does not include the property management fee, the cost of utilities such as water, electricity, gas, air conditioning and other expenses.
(B) Deposit/Bond:
1. Party B shall pay to party A a rental deposit/bond (hereinafter referred to as “the Deposit/Bond”) which is equivalent to one month’s rent. The total amount of the Deposit/Bond is 76,250 RMB (in capital letters: SEVENTY-SIX THOUSAND TWO HUNDRED FIFTY RMB ONLY). The Deposit/Bond does not bear any interest.
2. Party B will pay to party A the Deposit/Bond in full within 5 days from the date of this contract signed.
3. Party B shall make timely payment for the Deposit/Bond into Party A’s account. And Party A shall issue a formal and valid invoice/receipt upon the receipt of the payment made by Party B.
4. During the lease term, in case Party B fails to pay any expenses which shall be paid by Party B as agreed in the contract and that it causes damages or losses to Party A and Party C, Party A may deduct the amount of unpaid expenses from the Deposit/Bond and Party A and Party C shall have the right to charge the cost from Party B if the Deposit/Bond is not sufficient. The expenses that Party B fails to pay include, but are not limited to: rent, property management fee, the cost of utilities such as water, electricity, gas, air conditioning, penalty for delay in payment and penalty for breach of contract.
5. During the lease term, in case any damage or malfunction of The Premises or the attached facilities/equipments arising or resulting from the cause of Party B (except normal wear and tear), Party B shall repair and restore The Premises or its attached facilities/equipment to their original state immediately. Otherwise, Party A shall have the right to repair and deduct the cost from the Deposit/Bond, and Party A and Party C shall have the right to charge the cost from Party B if the Deposit/Bond is not sufficient.
6. When the lease term expires, Party B shall return The Premises and its attached facilities to Party A in good condition (except normal wear and tear). On the condition that Party B does not commit any act of breach of contract within the lease term, Party A will return the Deposit/Bond without interest to Party B within 5 working days from the date on which Party A and Party C has checked and accepted The Premises.
(C) Rent and Deposit/Bond Details and Beneficiary’s Account:
1. Rent and Deposit/Bond Details

		Unit Price	Quarterly
	Rental Area	(RMB/m2	Rent	Deposit/Bond
Floor & Room No.	(m2)	per month)	(RMB)	(RMB)
Room No. 101 — 105 of the 1st floor and the entire 2nd floor, South Building of No. 4 Building	3050	25	228750	76250
Note: The first payment is: 305000 RMB including the quarterly rent and the Deposit/Bond
2. Beneficiary’s Account:

A/C Name:	Chengdu Hi-tech Investment Group Ltd.
Opening Bank:	Chengdu High-tech Zone Sub-branch,
China Construction Bank
A/C No:	51001406137050751478
Article 6 Property Management & Property Management Fee
1. When signing the contract, Party B is already clear about the property management status of The Premises and agrees to accept the property management services and to sign the corresponding contract with Party C or the property management service provider appointed by Party C.
2. During the lease term, Party B shall unconditionally comply with the related property management rules and regulations set by Party A and Party C, and make timely payments for the property management fee, the cost of utilities such as water, electricity, gas, air conditioning as well as other expenses to Party C or the property management service provider appointed by Party C.
Article 7 Transferring & Subletting The Premises
1. During the lease term, Party B consents to voluntarily give up the Option to Purchase of The Premise. If there is any change in the ownership or the right to operate, Party A does not need to request consent from Party B and Party C, but shall advise Party B and Party C. The transfer of the ownership or the right to operate does not affect the implementation of the contract.
2. Party B shall not partially or totally sublet or lend the said premises without permission from Party A. With Party A’s consent, Party B may sublet or lend the said premises to a third party, and Party C and the third party shall be held jointly liability to Party A.
Article 8 Insurance Liability
During the lease term, Party A is liable for the insurance of The Premises, and Party B is liable for the insurance of its properties inside The Premises as well as other necessary insurances (including liability insurance). If Party A and Party C fail to purchase the above insurances, any compensation and responsibilities arising or resulted from the cause of Party A and/or Party C shall be undertaken by Party A and Party C respectively.
Article 9 Each Party’s Responsibilities
(A) Party A’s Responsibilities
1. The Premises and attached facilities/equipment shall be handed over timely and in good condition to Party C for management and to Party B for use.
2. In case of termination of the contract as a result of Party A’s failure to provide the premises agreed in the contract, Party A shall pay to Party B 10% of the total amount of rent set in the contract as a penalty for breach of contract.
3. In case the premises are taken back in advance due to Party A’s breach of contract, Party A shall pay to Party B 10% of the total amount of rent set in the contract as a penalty for breach of contract, and Party A shall be liable for compensation if the amount of the penalty is not sufficient to cover Party B’s losses.
(B) Party B’s Responsibilities:
1. During the lease term, in case Party B commits any act set in Article 10 (C) of the contract and Party A decides to terminate the contract and take back The Premises, Party B shall pay to Party A 10% of the total amount of rent set in the contract as a penalty for breach of contract, and Party B shall be liable for compensating Party A if the amount of the penalty is not sufficient to cover Party A’s losses.
2. During the lease term, for any delay in paying the fees or expenses which shall be paid by Party B as agreed in the contract beyond the prescribed period, Party B shall be charged an extra 0.5% of the total amount of delayed payments for each day delayed by Party A and party C as a late payment penalty.
3. Party B shall take reasonable care and use of the premises and attached facilities/equipment, and shall keep them in good condition without any damages or losses (except normal wear and tear). Due to Party B’s inappropriate or unreasonable use, the damage or malfunction of the premises or the attached facilities/equipment shall be borne by Party B.
4. Party B shall return the premises and attached facilities/equipment to Party B in good condition without any damages or losses (except normal wear and tear) at the expiration of the contract. In case of Party B’s delay in returning The Premises, Party B shall pay to Party A double daily rent for each day delayed as a penalty and shall be liable for compensating all the losses of Party A caused by the delay.
5. Party B shall strictly comply with the rules and regulations set by Party A and Party C in The Premises.
6. Party B, unless having acquired a written permission on its implementation plan from Party A, must not alter the internal structure of The Premises, renovate or install equipment that influence The Premise’s structure. Party B shall be held liable and at Party B’s own expense. After the expiration of this contract or the termination of the contract caused by Party B, unless specified otherwise, Party A and Party B both agree to handle in the way ____ as specified below:

(1) The decoration attached to the premises is owned by Party A.
(2) Party B is required to restore the premises to its previous condition.
(3) Party B shall be charged for the actual expenses for the restoration.
7. Only when Party B acquires written permission from Party C and notifies Party A and departments concerned, Party B can install any equipment, apparatus or machine which exceeds the load of the electric meter inside the premises.
8. Party B shall not occupy public spaces of the building, and shall not erect any item or paint or make any alteration to the outside surface and public spaces of the building.
9. An application must be made to Party C for any signs to be set up at any public spaces of the building, and Party C is responsible for the overall planning. The construction shall not be carried out until approved by Party C, and it shall be under Party C’s supervision during the construction process. The signs may be removed upon Party C’s consent and at Party B’s own costs.
(C) Party C’s Responsibilities:
1. Party C is responsible for letting and for examining and approving the projects of residing enterprises.
2. Entrusted by Party A, Party C is responsible for urging and collecting payments for rent and rental deposit/bond and for issuing a formal and valid invoice/receipt upon the receipt of payments.
3. Responsible for the daily repair and maintenance of the premises and attached facilities/equipment at the Hi-tech Incubation Park.
4. Assisting Party B to go through the related procedures for setting up a business and procedures for residing in the Park.
5. Assisting Party B to enjoy the preferential policies offered by the Hi-tech Incubation Park and the Chengdu Hi-tech Zone.
6. Creating a favorable atmosphere at the Park, and establishing the corresponding system for supporting the development of high-tech industries.
7. Providing other services and technical support existing at the Technology Innovation Service Center.
Article 10 Change, Dissolution & Termination of Contract
1. Party A, Party B and Party C may change or terminate the contract through consultation and negotiation. Any party who wants to change or terminate the contract shall advise the other parties in written form, and all parties shall reach an agreement within one month to change or terminate the contract through consultation and negotiation.
2. During the lease term, in case Party A commits any act of the following, Party B is entitled to terminate the contract:
(1) Party A fails to provide the premises, or the premises provided do not accord with the conditions as agreed in the contract and severely affect the use;
(2) Party A does not fulfill its liability for repairing and maintaining the premises, which severely affects the use.
3. During the lease term, in case Party B commits any act of the following, Party A is entitled to terminate the contract and take back the premises:
(1) Party B unilaterally terminates the contract or returns the premises without permission;
(2) Partially or totally sublets or lends the premises without written permission from Party A;
(3) Party B, without written permission from Party A, makes removals or alterations with the structure of the premises or causes damages to the premises.
(4) Damage or malfunction made to the premises or the attached facilities/equipment has not been repaired by Party B after a reasonable period of time proposed by Party A;
(5) Changes the intended use of the premises as agreed in the contract without written permission from Party A;
(6) Stores dangerous articles or performs any unlawful or illegal activities on the premises;
(7) Fails to pay the expenses which shall be paid by Party B as agreed in the contract within the prescribed time, which causes severe damages or losses to Party A and Party C;

(8) Payment for the rent has been delayed in two successive months or owed more than three months in total;
(9) Payments for property management fee, the cost of utilities such as water, electricity, gas, air conditioning and other expenses have been delayed in two successive months or owed more than three months in total, and Party C has notified Party A.
4. Before the expiration of this contract, Party B shall notify Party A in writing at least one month in advance if Party B intends to rent the premises after the expiration of this contract. Under equal conditions, the priority is given to Party B to renew this lease if Party A intends to lease the premises after its expiration, while Party A is entitled to make reasonable rental adjustments according to the changing Consumer Price Index.
5. The contract is terminated automatically upon the expiration of the period.
6. In case that the contract can no longer be carried out as a result of natural disasters (“Force Majeure”) and national policies, the contract is terminated.
7. Any party shall notify the other parties with written notice to terminate the contract, and the contract is terminated automatically upon the notice delivered to the other parties.
Article 11 Handing Over, Inspecting & Accepting When Returning
1. When returning the premises, Party A, Party B and Party C shall all be present, and objections to decoration, articles or equipment, if any, should be raised immediately on the site. The issues that are difficult to inspect and determined on-site shall be raised to the other parties within 5 working days.
2. Party B shall return the premises and attached facilities/equipment to Party A at the expiration of the contract. Party B shall keep the premises and attached facilities/equipment in good condition when returning it to Party A, without any items left and having any impact on the normal use of the premises. Party A is entitled to dispose those remaining items without permission.
Article 12 Exemption Clause
1. In case the contract can no longer be carried out because of the damage and losses as a result of natural disasters (“Force Majeure”),

Party A, Party B and Party C are free of duty. If there is compensation according to national regulations, the corresponding compensation obtained shall belong to each party respectively.
2. In case the premises let need to be taken back, altered or demolished according to national policies, Party A, Party B and Party C are free of duty for any damage or losses made to the three parties.
3. In case the contract terminates due to the above reasons, the rent shall be counted according to the actual used time. If the used time doesn’t reach a full month, the rent shall be calculated on the basis of used days. The Deposit/Bond shall be refunded after deducting the expenses actually used.
Article 13 Notification
All the notices necessary for the contract, the correspondence documents among Party A, Party B and Party C, and the notices and requirements concerned with the contract, shall be proceeded in the written form; once a letter or fax has been sent by Party A and Party C to Party B or vice versa, or a registered mail to the recipients according to their addresses listed in the first page of the contract has been sent out for 10 days or delivered to such addresses by assigned persons, all is deemed as being delivered.
Article 14 Dispute Resolution
Any dispute arising from the exercise of the contract shall be solved through friendly negotiations; in case no resolution is reached, any party may bring a lawsuit before the people’s courts where the premises reside.
Articles 15 Other Agreed Terms
1. The contract shall prevail, in the case of discrepancy between the content of the contract and The Agreement, the relevant Letter of Confirmation and The Supplementary Agreement signed by Party B and Party C on April 19, 2004 regarding the lease issues of the Hi-tech Incubation Park, Chengdu High-tech Zone.
2. The payments for rent, property management fee, deposit/bond etc. paid by Party B according to the aforesaid The Agreement shall remain valid during the lease term. After the contract entering into effect, Party A and Party C shall issue a receipt to party B respectively so as to replace the receipt for Deposit/Bond issued by Party C to party B at a previous time.

Article 16 As for any issues not covered here, supplementary clauses will be formed if agreed by all the parties. Both the supplementary clauses and the appendix are an integrated part of this contract, and they all have the equal legal effect.
Article 17 This contract and its enclosure come into effect upon all three parties’ signature (seal), with 6 copies in total and each party keeps two copies, which have the equal legal effect.

Party A (Seal):	Chengdu Hi-tech Investment Group Ltd.
Representative:	Ping Xing
Opening Bank:	Chengdu High-tech Zone Sub-branch,
China Construction Bank
A/C No:	51001406137050751478

Party B (Seal):	Fiberxon (Chengdu) Technology Inc.
Representative:	Tian Xiaojiang
Opening Bank:
A/C No:

Party C (Seal):	The Technology Innovation Service Center of
Chengdu Hi-Tech Industrial Development Zone

Representative:
Opening Bank:	Chengdu High-tech Zone Sub-branch,
China Construction Bank
A/C No:	51001406137050101974
Date of Signing: September 21, 2007